Exhibit 4.3

EXECUTION VERSION

COMMON STOCK PURCHASE AGREEMENT

BY AND AMONG

CENTERPOINT ENERGY, INC.

AND

EACH INVESTOR IDENTIFIED ON SCHEDULE A HERETO

Dated as of May 6, 2020

SCHEDULES AND EXHIBITS

Schedule A	List of Investors and Notice Addresses

COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of May 6, 2020, is made by and among CenterPoint Energy, Inc., a Texas corporation (the “Company”), on the one hand, and each investor identified on Schedule A hereto (each, an “Investor”, and together, the “Investors”), on the other hand. The Company and the Investors are referred to herein, individually, as a “Party,” and, collectively, as the “Parties.” Capitalized terms that are used but not otherwise defined in this Agreement shall have the meanings given to them in Section 1.1 hereof.

RECITALS

WHEREAS, the Board of Directors of the Company (the “Board”) has deemed it advisable and has authorized the issuance and sale of common stock, par value $0.01 per share, of the Company (the “Common Stock”), to the Common Investors (as defined below), with each Investor receiving the number of shares of Common Stock set forth across from its name on Schedule A (the “Private Placement Shares”);

WHEREAS, concurrently with this Agreement, the Company has entered into those certain Common Stock Purchase Agreements, dated on the date hereof (the “Other Common Stock Purchase Agreements”), between the Company and certain investors identified therein (together with the Investors, the “Common Investors”), providing for the concurrent purchase of shares of Common Stock, with such Other Common Stock Purchase Agreements and the transactions contemplated thereby having substantially identical terms as are set forth herein;

WHEREAS, concurrently with this Agreement, the Company has entered into those certain Preferred Stock Purchase Agreements, each dated on the date hereof (the “Preferred Stock Purchase Agreements”), in each case, between the Company and certain investors identified therein providing for the concurrent purchase of shares of the Company’s Series C Mandatory Convertible Preferred Stock, with a par value of $0.01 per share on the terms and subject to the conditions set forth therein;

WHEREAS, concurrently with the consummation of the Closing (as defined below), the Company is intending to consummate the transactions contemplated by the Other Common Stock Purchase Agreements and the Preferred Stock Purchase Agreements;

NOW, THEREFORE, in consideration of the mutual promises, agreements, representations, warranties and covenants contained herein, the Company and the Investors hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1    Definitions. Except as otherwise expressly provided in this Agreement, whenever used in this Agreement, the following terms shall have the respective meanings specified below:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, Controls or is Controlled by or is under common Control with such Person, excluding, (x) in respect of each Investor, any portfolio operating company (as such term is understood in the private equity industry) of such Investor or its Affiliates and (y) in respect of the Company, Enable GP, LLC, ProLiance Holdings, LLC, Fiber Link, LLC, 3603 Jensen, LLC, 926 Pulliam Street, LLC, Reliant Services, Inc., Midwest Corporate Tax Credit Fund II, LP and Cambridge Ventures, LP and their respective Subsidiaries for the purposes of Article III. “Affiliated” has a correlative meaning.

“Agreement” has the meaning set forth in the Preamble.

“Articles of Incorporation” means the Restated Articles of Incorporation of the Company, as amended and in effect on the date hereof.

“Authorized Preferred Stock” has the meaning set forth in Section 3.2(a).

“Board” has the meaning set forth in the Recitals.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York or the State of Texas are authorized or required by Law or other governmental action to close.

“Capitalization Date” has the meaning set forth in Section 3.2(a).

“Closing” has the meaning set forth in Section 2.3(a).

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Investors” has the meaning set forth in the Recitals.

“Company SEC Documents” has the meaning set forth in Section 3.6.

“Common Stock” has the meaning set forth in the Recitals.

“Company” has the meaning set forth in the Preamble.

“Contract” means any agreement, contract or instrument, including any loan, note, bond, mortgage, indenture, guarantee, deed of trust, license, franchise, commitment, lease, franchise agreement, letter of intent, memorandum of understanding or other obligation, and any amendments thereto, whether written or oral.

“Control” means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by Contract or agency or otherwise. “Controlled” has a correlative meaning.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Filing Deadline” has the meaning set forth in Section 6.1(a).

“Form 8-K” has the meaning set forth in Section 5.3.

“Form S-1 Shelf” has the meaning set forth in Section 6.1(a).

“Form S-3 Shelf” has the meaning set forth in Section 6.1(a).

“Fraud” means common law fraud; provided, however, that the term “Fraud” does not include the doctrine of constructive or equitable fraud.

“Governmental Entity” means any (a) national, federal, state, provincial, county, municipal or local governmental or quasi-governmental instrumentality, whether foreign or domestic, (b) political subdivision of any of the foregoing, and (c) entity, authority, agency, ministry board, commission, department, court, tribunal, bureau or similar body exercising any legislative, judicial, regulatory or administrative authority, including any arbitrator or arbitration body, commission or tribunal established to perform any such function or of applicable jurisdiction.

“Interruption Period” has the meaning set forth in Section 6.3(c).

“Investor” has the meaning set forth in the Preamble.

“Law” means any law (statutory or common), statute, regulation, rule, code or ordinance enacted, adopted, issued or promulgated by any Governmental Entity.

“Legal Proceedings” means any legal, governmental, administrative, judicial or regulatory investigations, audits, actions, suits, claims, arbitrations, demands, demand letters, notices of noncompliance or violations, or proceedings.

“Legend” has the meaning set forth in Section 5.2.

“Lien” means any lien, adverse claim, charge, option, right of first refusal, servitude, security interest, mortgage, pledge, deed of trust, easement, encumbrance, restriction on transfer, preemptive or subscription right, conditional sale or other title retention agreement, defect in title, lien or judicial lien or other restrictions of a similar kind.

“Losses” has the meaning set forth in Section 6.7(a).

“MNPI” has the meaning set forth in Section 4.6(c).

“Order” means any judgment, order, award, injunction, writ, permit, license or decree of any Governmental Entity.

“Other Common Stock Purchase Agreements” has the meaning set forth in the Recitals.

“Party” and “Parties” have the meanings set forth in the Preamble.

“Person” means an individual, firm, corporation (including any non-profit corporation), partnership, limited liability company, joint venture, association, trust, Governmental Entity or other entity or organization.

“Preferred Stock Purchase Agreements” has the meaning set forth in the Recitals.

“Press Release” has the meaning set forth in Section 5.3.

“Private Placement” means the purchase by the Investors of the Private Placement Shares for the Purchase Amount on the terms reflected in this Agreement.

“Private Placement Shares” has the meaning set forth in the Recitals.

“Purchase Amount” means the aggregate purchase price for the Private Placement Shares set forth on Schedule A.

“Registrable Securities” means the Private Placement Shares; provided that any such shares shall cease to constitute “Registrable Securities” upon the earliest to occur of (i) the date on which such shares are disposed of pursuant to an effective Registration Statement under the Securities Act or pursuant to Rule 144 (or any similar provisions then in force) of the Securities Act, (ii) the date on which such shares cease to be outstanding, (iii) the date on which such shares have been transferred in a transaction in which the Investors’ rights under this Agreement are not assigned in accordance with the terms of this Agreement to the transferee of such shares, (iv) that date that such shares are freely saleable under Rule 144 (or any similar provisions then in force), and (v) the third anniversary of the date hereof.

“Registration” means registration under the Securities Act of the offer and sale to the public of any Registrable Securities under a Registration Statement. The terms “register”, “registered” and “registering” shall have correlative meanings.

“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the Securities Act, including the related prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement; provided that the term “Registration Statement” shall not include a registration statement (and related prospectus) filed on Form S-4 or Form S-8 or any successor form thereto.

“Representatives” means, with respect to any Person, such Person’s directors, officers, members, partners, limited partners, general partners, management companies, investment managers, shareholders, managers, employees, agents, investment bankers, attorneys, accountants, advisors and other representatives.

“S-1 Shelf Filing Deadline” has the meaning set forth in Section 6.1(a).

“S-3 Shelf Filing Deadline” has the meaning set forth in Section 6.1(a).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shelf Period” has the meaning set forth in Section 6.1(b).

“Shelf Registration Statement” has the meaning set forth in Section 6.1(a).

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture or other legal entity as to which such Person (either alone or through or together with any other subsidiary), (a) owns, directly or indirectly, more than 50% of the stock or other equity interests, (b) has the power to elect a majority of the board of directors or similar governing body, or (c) has the power to direct the business and policies; provided, that for the purposes of Article III, Enable GP, LLC, ProLiance Holdings, LLC, Fiber Link, LLC, 3603 Jensen, LLC, 926 Pulliam Street, LLC, Reliant Services, Inc., Midwest Corporate Tax Credit Fund II, LP and Cambridge Ventures, LP and their respective Subsidiaries shall not be deemed Subsidiaries of the Company.

“Suspension Period” has the meaning set forth in Section 6.2(a).

“Taxes” means any and all taxes, assessments, duties, levies or other similar charges imposed by a Governmental Entity, including any and all federal, state, local and foreign income, franchise, profits, gross receipts, capital gains, capital stock, transfer, property, sales, use, value-added, occupation, excise, severance, windfall profits, stamp, payroll, social security, withholding and other taxes, together with any additions to tax, penalties and interest imposed by any Governmental Entity in respect thereof.

“Tax Forms” has the meaning set forth in Section 7.10.

Section 1.2    Construction. In this Agreement, unless the context otherwise requires:

(a) references to Articles, Sections, Exhibits and Schedules are references to the articles and sections or subsections of, and the exhibits and schedules attached to, this Agreement;

(b)    references to “writing” or comparable expressions include a reference to a written document transmitted by means of electronic mail in portable document format (pdf), facsimile transmission or comparable means of communication;

(c)    words expressed in the singular number shall include the plural and vice versa; words expressed in the masculine shall include the feminine and neuter gender and vice versa;

(d)    the words “hereof,” “herein,” “hereto” and “hereunder,” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including all Exhibits and Schedules attached to this Agreement, and not to any provision of this Agreement;

(e)    the term “this Agreement” shall be construed as a reference to this Agreement as the same may have been, or may from time to time be, amended, modified, varied, novated or supplemented;

(f)    “include,” “includes” and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words;

(g)    references to “day” or “days” are to calendar days;

(h)    references to “the date hereof” means the date of this Agreement;

(i)    unless otherwise specified, references to a statute means such statute as amended from time to time and includes any successor legislation thereto and any rules or regulations promulgated thereunder in effect from time to time; and

(j)    references to “dollars” or “$” refer to currency of the United States of America, unless otherwise expressly provided.

ARTICLE II

PRIVATE PLACEMENT

Section 2.1    The Private Placement. On and subject to the terms and conditions hereof, each Investor agrees to purchase, severally and not jointly, and the Company agrees to issue and sell to each Investor, on the date hereof for its respective portion of the Purchase Amount, the Private Placement Shares set forth on Schedule A, free and clear of any Liens or other restrictions on transfer (other than applicable federal and state securities Law restrictions). The offer and sale of the Private Placement Shares purchased by each Investor pursuant to this Agreement will be made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act or another available exemption from registration under the Securities Act.

Section 2.2    Funding. As promptly as practicable following the execution and delivery hereof, and subject to the issuance of the Private Placement Shares as contemplated by Section 2.3(b), each Investor shall deliver and pay the Purchase Amount for the Private Placement shares being purchased by it as set forth on Schedule A by wire transfer of immediately available funds in U.S. dollars into the bank account designated by the Company in satisfaction of such Investor’s obligation to purchase the Private Placement Shares, which wire transfers shall in any event be initiated no later than 9:00 a.m. Eastern Time on May 7, 2020.

Section 2.3    Closing.

(a)    The closing of the Private Placement (the “Closing”) shall take place by electronic exchange of documents, or by such other method as shall be agreed to by the Parties, on the date hereof.

(b)    At the Closing, issuance of the Private Placement Shares will be made by the Company to each Investor against payment of the Purchase Amount. The Private Placement Shares to be delivered pursuant to this Section 2.3(b) shall be represented by physical certificates to the extent that such Private Placement Shares are in certificate form, and to the extent that such Private Placement Shares are not in certificate form, evidence of book-entry transfer of such Shares, which shall be delivered to such Investor immediately following the Closing. Notwithstanding anything to the contrary in this Agreement, all Private Placement Shares deliverable pursuant to this Agreement will be delivered with all issue, stamp, transfer, sales and use, or similar transfer Taxes or duties that are due and payable (if any) in connection with such delivery (“Transfer Taxes”) duly paid by the Company.

(c)    Each Investor and the Company, respectively, will be entitled to deduct and withhold from any amounts payable pursuant to or as contemplated by this Agreement or the Common Stock any withholding Taxes or other amounts required under the Code or any applicable Tax Law to be deducted and withheld. To the extent that any such amounts are so deducted or withheld and timely paid over to the applicable Governmental Entity, such amounts will be treated for all purposes of this Agreement or the Common Stock, respectively, as having been paid to the Person in respect of which such deduction and withholding was made.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as disclosed in the Company SEC Documents (excluding in each case any disclosures set forth in the risk factors or “forward-looking statements” section of such Company SEC Documents, and any other disclosures included therein to the extent they are predictive or forward-looking in nature), the Company hereby represents and warrants to the Investors (unless otherwise set forth herein, as of the date hereof) as set forth below:

Section 3.1    Organization and Qualification. The Company has been incorporated and is validly existing as a corporation in good standing under the Laws of the State of Texas, has the corporate power and authority to own, lease or operate its property and to conduct its business in which it is currently engaged and presently proposes to engage and is qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that any such failure to be so qualified or be in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or the Company’s ability to perform its obligations under this Agreement.

Section 3.2    Capitalization.

(a)    The authorized stock of the Company consists of 1,000,000,000 shares of Common Stock and 20,000,000 shares of preferred stock, $0.01 par value (“Authorized Preferred Stock”). As of March 31, 2020 (the “Capitalization Date”), (i) 502,647,495 shares of Common Stock were issued and outstanding (which, for the avoidance of doubt, includes the 166 shares of Common Stock held in treasury), (ii) 166 shares of Common Stock were held in treasury, (iii) 2,567,074 shares of Common Stock were issuable in respect of settlement of any outstanding awards of restricted share units, phantom shares, restricted stock or similar equity awards with respect to shares of Common Stock, and (iv) of the Authorized Preferred Stock, (A) 800,000 shares of Series A Preferred Stock, $0.01 par value per share, were issued and outstanding, and (B) 977,500 shares of Series B Preferred Stock, $0.01 par value per share were issued and outstanding.

(b)    As of the Capitalization Date, except as contemplated by this Agreement, the Other Common Stock Purchase Agreements or the Preferred Stock Purchase Agreements or with respect to securities issued or issuable under existing equity compensation plans of the Company or the satisfaction of Tax withholding with respect to the exercise of stock options or the vesting of awards of restricted share units, phantom shares, restricted stock or similar equity awards of the Company, there are no outstanding subscriptions, options, warrants, calls, convertible securities or other contracts relating to the issuance or repurchase of capital stock, or other equity interests of the Company to which the Company is a party, or by which it is bound, obligating the Company to (A) issue, transfer or sell or cause to be issued, transferred or sold, any shares of capital stock or other equity interests of the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares of capital stock or other equity interests, (B) grant, extend or enter into any such subscription, option, warrant, call, convertible securities or contract, or (C) redeem or otherwise acquire any number of such shares of capital stock or other equity interests.

(c)    Except as contemplated by this Agreement, the Other Common Stock Purchase Agreements or the Preferred Stock Purchase Agreements, there are no voting trusts or other contracts to which the Company is a party with respect to voting or registration of the capital stock or other equity interests of the Company.

Section 3.3    Authorization, Execution and Delivery. The Company has requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the Private Placement and the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Private Placement have been duly authorized by the Board and no other corporate proceedings on the part of the Company are necessary to authorize the Private Placement. This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof and thereof by the Investors, constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally or equitable considerations.

Section 3.4    No Conflict. Neither the offer and sale of the Private Placement Shares nor the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement or the transactions contemplated hereby will conflict with, result in a violation of or default under, or the imposition of any Lien upon any property or assets of the Company or any of its Subsidiaries pursuant to the Articles of Incorporation or other organizational documents, each as amended, of the Company or any Subsidiary of the Company.

Section 3.5    Issuance; Valid Issuance. The Private Placement Shares to be issued in connection with the consummation of the Private Placement and pursuant to the terms of this Agreement will, when issued and delivered on the date hereof, be duly authorized by all necessary corporate action on the part of the Company and validly issued and shall be fully paid and non-assessable, and such Common Stock and Private Placement Shares will be free and clear of all Transfer Taxes and Liens (other than transfer restrictions imposed hereunder, under the Articles of Incorporation or by applicable Law). Assuming the accuracy of the representations and warranties of the Investors set forth in Article IV, the issuance and sale of such Common Stock and Private Placement Shares to the Investors in the manner contemplated by this Agreement is exempt from the registration and prospectus delivery requirements of the Securities Act.

Section 3.6    Compliance with SEC Filings. The Company has filed or furnished all forms, documents and reports required to be filed or furnished by it with the SEC since January 1, 2018 (all such documents together with all other forms, documents and reports filed or furnished by the Company with the SEC, including the exhibits thereto and documents incorporated by reference therein, and together with the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2020 in substantially the form and substance provided to the Investors prior to the execution and delivery of this Agreement, the “Company SEC Documents”). As of their respective SEC filing dates or, if amended, as of the date of such amendment, the Company SEC Documents complied in all material respects with the requirements of the Securities Act, Exchange Act and the Sarbanes-Oxley Act of 2002, as amended, and the applicable rules and regulations promulgated thereunder, and none of the Company SEC Documents of such respective dates (or, if amended prior to the date hereof, the date of the filing of such amendment, with respect to the disclosures that are amended) included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 3.7    No Other Representations or Warranties. Except for the representations and warranties made by the Company in this Article III, neither the Company nor any other Person acting on its behalf makes any other express or implied representation or warranty with respect to the Private Placement Shares, the Common Stock, the Company or any of its Subsidiaries or their respective businesses, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to each Investor or any of its Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing, and such Investor acknowledges the foregoing. In particular, and without limiting the generality of the foregoing, except for the representations and warranties made by the Company in this Article III, neither the Company nor any other Person makes or has made any express or implied representation or warranty to any Investor or any of its Representatives with respect to (a) any financial projection, forecast, estimate, budget or prospect information relating to the Company, any of its Subsidiaries or their respective businesses or (b) any oral or written information presented to such Investor or any of its Representatives in the course of its due diligence investigation of the Company, the negotiation of this Agreement or the course of the Private Placement or any other transactions or potential transactions involving the Company and such Investor.

Section 3.8    No Other Investor Representations or Warranties. Except for the representations and warranties expressly set forth in Article IV, the Company hereby acknowledges that no Investor nor any other Person (a) has made or is making any other express or implied representation or warranty with respect to each Investor or any of its Affiliates or Subsidiaries or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, including with respect to any information provided or made available to the Company or any of its Representatives or any information developed by the Company or any of its Representatives or (b) except in the case of Fraud in connection with the representations and warranties expressly set forth in Article IV, will have or be subject to any liability or indemnification obligation to the Company resulting from the delivery, dissemination or any other distribution to the Company or any of its Representatives, or the use by the Company or any of its Representatives, of any information, documents, estimates, projections, forecasts or other forward-looking information, business plans or other material developed by or provided or made available to the Company or any of its Representatives, including in due diligence materials, in anticipation or contemplation of any of the Private Placement or any other transactions or potential transactions involving the Company and such Investor. The Company, on behalf of itself and on behalf of its respective Affiliates, expressly waives any such claim relating to the foregoing matters.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

Each Investor hereby represents and warrants, severally and not jointly, to the Company (unless otherwise set forth herein, as of the date hereof) as set forth below:

Section 4.1     Organization, Authority, Execution and Delivery. Each Investor (a) is a legal entity organized, validly existing and, if applicable, in good standing (or the equivalent thereof) under the Laws of its jurisdiction of incorporation or organization, (b) has the requisite power and authority (corporate or otherwise) to enter into this Agreement, perform its obligations under this Agreement and to consummate the Private Placement, (c) has the authority to execute and deliver this Agreement and no other corporate proceedings on the part of such Investor are necessary to authorizing the Private Placement and (d) has duly and validly executed and delivered this Agreement. Assuming due authorization, execution and delivery hereof and thereof by the Company, this Agreement constitutes the legal, valid and binding agreement of such Investor, enforceable against such Investor in accordance with its terms, except that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally or equitable considerations.

Section 4.2    No Conflict. The execution and delivery by each Investor of this Agreement, the compliance by such Investor with all of the provisions hereof and the consummation of the transactions contemplated herein will not result in any violation of the provisions of the certificate of incorporation or bylaws (or comparable organizational documents) of such Investor.

Section 4.3    No Registration. Each Investor understands that (a) the Private Placement Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends on, among other things, the bona fide nature of the investment intent and the accuracy of such Investor’s representations as expressed herein or otherwise made pursuant hereto and (b) the foregoing Private Placement Shares cannot be sold unless subsequently registered under the Securities Act or an exemption from registration is available.

Section 4.4    Purchasing Intent. Each Investor is acquiring the Private Placement Shares for its own account or accounts or funds over which it holds voting and/or dispositive discretion, not otherwise as a nominee or agent, and not otherwise with the view to, or for resell in connection with, any distribution thereof not in compliance with applicable securities Laws, and such Investor has no present intention of selling, granting or transferring any other participation in, or otherwise distributing any of the Private Placement Shares, except in compliance with applicable securities Laws and subject to compliance with the provisions hereof.

Section 4.5    Sophistication; Investigation.

(a)    Each Investor acknowledges that the Private Placement Shares have not been registered under the Securities Act or under any state or other applicable securities laws. Each Investor (i) acknowledges that it is acquiring the Private Placement Shares pursuant to an exemption from registration under the Securities Act solely for investment with no intention to distribute any of the foregoing to any Person, (ii) is a sophisticated institutional investor with extensive knowledge and experience in financial and business matters in investments of this type such that it is capable of evaluating the merits and risks of its investment in the Private Placement Shares and of making an informed investment decision and (iii) (1) has been furnished with or has had full access to all the information that it considers necessary or appropriate to make an informed investment decision with respect to the Private Placement Shares and (2) has had an opportunity to discuss with the Company and its Representatives the intended business and financial affairs of the Company and to obtain information necessary to verify any information furnished to it or to which it had access. Each Investor has such knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of, and form an investment decision with respect to its investment in, the Private Placement Shares, and to protect its own interest in connection with such investment. Each Investor is an “accredited investor” within the meaning of Rule 501(a) of the Securities Act and/or a “qualified institutional buyer” within the meaning of Rule 144A of the Securities Act. Each Investor understands and is able to bear any economic risks associated with its investment in the Private Placement Shares (including the necessity of holding such shares for an indefinite period of time and including an entire loss of its investment in the Private Placement Shares). Each Investor hereby acknowledges (for itself and on behalf of its Affiliates and Representatives) that it has conducted, to its satisfaction, its own independent investigation of the business, operations, assets and financial condition of the Company and its Subsidiaries and such Investor has independently evaluated the merits and risks of its decision to enter into this Agreement, is consummating the transactions contemplated by this Agreement with a full understanding, based exclusively on its own independent review, investigation and analysis, of all of the terms, conditions and risks and willingly assumes those terms, conditions and risks, and disclaims reliance on any representations or warranties (except for the representations and warranties expressly set forth in Article III), either expressed or implied, by or on behalf of the Company.

(b)    Each Investor acknowledges and understands that the Company has not been requested to provide, and has not provided, such Investor with any advice with respect to the Private Placement Shares, and such advice is neither necessary nor desired. Each Investor agrees that it is not relying on any investigation of any advisor to the Company and any advisor to the Company shall have no liability to such Investor in connection with the Private Placement for Shares.

(c)    Each Investor acknowledges and understands that (i) the Company and its advisors may possess material nonpublic information (“MNPI”) regarding the Company or its Subsidiaries not known to such Investor that may impact the value of the Private Placement Shares and (ii) the Company is not disclosing such information to such Investor at such Investor’s request. Each Investor understands, based on its experience, the disadvantage to which such Investor is subject due to the disparity of information between the Company and its advisors, on the one hand and such Investor on the other hand. Notwithstanding such disparity, each Investor has deemed it appropriate to enter into this Agreement and to consummate transactions contemplated hereby. Accordingly, except in the case of Fraud, each Investor agrees that the Company and its advisors shall have no liability to such Investor whatsoever due to or in connection with the Company’s use or non-disclosure of MNPI regarding the Company not known to such Investor.

Section 4.6    No Broker’s Fees. Each Investor is not a party to any Contract with any Person that would give rise to a valid claim against the Company for a brokerage commission, finder’s fee or like payment in connection with the Private Placement or the sale of the Private Placement Shares or payment of the Purchase Amount.

Section 4.7    No Other Company Representations or Warranties. Except for the representations and warranties expressly set forth in Article III, each Investor hereby acknowledges that neither the Company nor any of its Subsidiaries, nor any other Person (including Moelis & Company LLC), (a) has made or is making any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, including with respect to any information provided or made available to such Investor or any of its Representatives or any information developed by such Investor or any of its Representatives or (b) except in the case of Fraud in connection with the representations and warranties expressly set forth in Article III, will have or be subject to any liability or indemnification obligation to such Investor resulting from the delivery, dissemination or any other distribution to such Investor or any of its Representatives, or the use by such Investor or any of its Representatives, of any information, documents, estimates, projections, forecasts or other forward-looking information, business plans or other material developed by or provided or made available to such Investor or any of its Representatives, including in due diligence materials, “data rooms” or management presentations (formal or informal), in anticipation or contemplation of any of the Private Placement or any other transactions or potential transactions involving the Company and such Investor. Each Investor, on behalf of itself and on behalf of its Affiliates, expressly waives any such claim relating to the foregoing matters.

Section 4.8    No Other Investor Representations or Warranties. Except for the representations and warranties expressly set forth in this Article IV, neither the Investors nor any other Person on their behalf has made or is making any other express or implied representation or warranty.

ARTICLE V

ADDITIONAL COVENANTS

Section 5.1    Blue Sky. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the offer and sale of the Private Placement Shares to the Investors pursuant to this Agreement under applicable securities and “Blue Sky” Laws of the states of the United States (or to obtain an exemption from such qualification) and any applicable foreign jurisdictions, and shall provide evidence of any such action so taken to the Investors on the date hereof. The Company shall timely make all filings and reports relating to the offer and sale of the Private Placement Shares issued hereunder required under applicable securities and “Blue Sky” Laws of the states of the United States following the date hereof. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5.1.

Section 5.2    Legends. Each certificate evidencing securities issued hereunder and each certificate issued in exchange for or upon the transfer of any such securities, shall be stamped or otherwise imprinted with a legend (the “Legend”) in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY OTHER APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION THEREUNDER.”

In the event that any such securities are uncertificated, such securities shall be subject to a restrictive notation substantially similar to the Legend in the stock ledger or other appropriate records maintained by the Company or agent and the term “Legend” shall include such restrictive notation. The Company shall remove the Legend (or restrictive notation, as applicable) set forth above from the certificates evidencing any such securities (or the securities register or other appropriate Company records, in the case of uncertified securities), upon the Investors’ request, at any time after the restrictions described in the Legend cease to be applicable, including when such securities may be sold under Rule 144 of the Securities Act and under this Agreement. The Company may reasonably request such opinions of counsel, including the opinion of in-house counsel of each Investor, certificates or other evidence reasonably satisfactory to the Company that such restrictions no longer apply as a condition to removing the Legend.

Section 5.3    Publicity. At or before 9:00 a.m., New York City time, on the Business Day immediately following the date hereof, the Company shall issue a press release (the “Press Release”) and shall file a Current Report on Form 8-K, in the form required by the Exchange Act (the “Form 8-K”) announcing the entry into this Agreement, disclosing all material terms of the transactions contemplated hereby and any other MNPI that the Company may have provided the Investors at any time prior to the issuance of the Press Release and Form 8-K. Until the first anniversary of the date of this Agreement, the Company and the Investors shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Investor shall issue any such press release nor otherwise make any such public statement with respect to the transactions contemplated hereby, without the prior consent of the Company, with respect to any press release or public statement of the Investors, or without the prior consent of the applicable Investor, with respect to any press release or public statement of the Company, which consent shall not unreasonably be withheld or delayed; provided, however, that the Company shall be entitled, without the prior approval of the applicable Investor, (i) to make any press release or other public disclosure with respect to such transactions as is required by Law, Order, court process or the rules and regulations of any national securities exchange or national securities quotation system and (ii) to include in any report it files or furnishes with the SEC factual information relating to the applicable Investor, or any of its Affiliates, relating to this Agreement and the transactions contemplated hereby that was previously included in the Press Release, the Form 8-K or a press release or other public statement or disclosure consented to in accordance with this Section 5.3 without the requirement of obtaining any further consent from such Investor. Without the prior consent of any applicable Investor, the Company shall not publicly disclose the name of such Investor in any filing, announcement, release or otherwise, other than in connection with any Registration Statement covering the Private Placement Shares or unless such disclosure is required by Law, Order, court process or the rules and regulations of any national securities exchange or national securities quotation system.

Section 5.4    Use of Proceeds. The Company will utilize the proceeds from the sale of the Private Placement Shares for general corporate purposes as determined by the Company, which, for the avoidance of doubt, may include, but is not limited to, repayment of indebtedness.

ARTICLE VI

REGISTRATION RIGHTS

Section 6.1    Shelf Registration Statement.

(a) The Company shall use its reasonable best efforts to file, not later than (i) 30 days after the date hereof (the “S-3 Shelf Filing Deadline”), a Registration Statement on Form S-3 covering the resale of all of the Registrable Securities held by the Common Investors on a delayed or continuous basis (the “Form S-3 Shelf”), or (ii) 90 days after the date hereof (the “S-1 Shelf Filing Deadline” and, along with the S-3 Shelf Filing Deadline, each, a “Filing Deadline”), in the event that the Company is not eligible to file Form S-3 Shelf as of or prior to the S-3 Shelf Filing Deadline, a Shelf Registration Statement on Form S-1 (a “Form S-1 Shelf” and, along with a Form S-3 Shelf, each a “Shelf Registration Statement”); provided that the Company shall use its reasonable best efforts to remain qualified to file the Form S-3 Shelf. As of the date hereof, the Company is qualified to file a Form S-3 Shelf.

(b)    Subject to the terms of this Agreement, including any applicable Suspension Period, the Company shall use its commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act as promptly as is reasonably practicable after the filing thereof, and shall use its commercially reasonable efforts to keep such Shelf Registration Statement, or a successor Registration Statement thereto, continuously effective under the Securities Act until the date that all Registrable Securities covered by such Shelf Registration Statement have been disposed of by the Common Investors or are no longer Registrable Securities; provided that in no event shall the Company’s obligation to keep such Shelf Registration Statement effective extend beyond the three year anniversary of the date hereof. In the event the Company becomes ineligible to use the Form S-3 Shelf during the Shelf Period, the Company shall use reasonable best efforts to file a Form S-1 Shelf not later than 90 days after the date the Company becomes ineligible, and shall use its reasonable efforts to have such Shelf Registration Statement declared effective promptly (the period during which the Company shall use its reasonable efforts to keep the Shelf Registration Statement continuously effective under the Securities Act in accordance with this Section 6.1 is referred to as the “Shelf Period”). In the event the Company files a Form S-1 Shelf (either prior to the S-1 Shelf Filing Deadline or during the Shelf Period) and thereafter becomes eligible to use a Form S-3 Shelf, the Company shall use its commercially reasonable efforts to convert the Form S-1 Shelf to a Form S-3 Shelf promptly after the Company becomes so eligible.

(c)    The Company shall promptly notify the Common Investors by e-mail of the effectiveness of a Shelf Registration Statement promptly after the Company telephonically confirms effectiveness with the SEC (but in no event more than two Business Days thereafter). The Company shall file a final prospectus with the SEC to the extent required by Rule 424 under the Securities Act. The “Plan of Distribution” section of such Shelf Registration Statement shall provide for customary permitted means of disposition of Registrable Securities, including agented transactions, sales directly into the market and purchases or sales by brokers. The Company shall use its reasonable best efforts to cause any Registrable Securities offered for resale pursuant to an effective Shelf Registration Statement to be listed on the New York Stock Exchange, or such other national securities exchange as the Common Stock may be listed during the time such Shelf Registration Statement is effective.

Section 6.2    Required Suspension Period.

(a)    Notwithstanding any other provision of this Agreement, the Company shall have the right but not the obligation to defer the filing of (but not the preparation of) or seeking of effectiveness of, or suspend the use by the Common Investors of (including requiring the Common Investors to suspend any offerings or sales of Registrable Securities pursuant to), any Shelf Registration Statement for a period of up to 120 days:

(i)    if an event occurs as a result of which the Shelf Registration Statement and any related prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Shelf Registration Statement, file a new registration statement or supplement any related prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder;

(ii)    if the Company believes that any such registration or offering (A) should not be undertaken because it would reasonably be expected to materially interfere with any material corporate development or plan of the Company or (B) would require the Company, under applicable securities Laws and other Laws, to make disclosure of material nonpublic information that would not otherwise be required to be disclosed at that time and the Company believes in good faith that such disclosures at that time would not be in the Company’s best interests; provided that this exception (B) shall continue to apply only during the time that such material nonpublic information has not been disclosed and remains material; or

(iii)    upon issuance by the SEC of a stop order suspending the effectiveness of any Shelf Registration Statement with respect to Registrable Securities or the initiation of Legal Proceedings with respect to such Shelf Registration Statement under Section 8(d) or 8(e) of the Securities Act;

any such period contemplated by clauses (i) to (iii) of this Section 6.2(a), a “Suspension Period”.

(b)    In no event shall the Company declare a Suspension Period more than two times in any 12-month period or for more than an aggregate of 120 days in any 12-month period. The Company shall give immediate written notice to the Common Investors of its declaration of a Suspension Period and of the expiration of the relevant Suspension Period. The Common Investors shall keep the information contained in such notice confidential subject to the same terms set forth in Section 6.5.

Section 6.3    Registration Procedures.

(a) Requirements. In connection with the Company’s obligations under this Article VI, the Company shall use its commercially reasonable efforts to effect such registration and to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith the Company shall use its commercially reasonable efforts to:

(i)    as promptly as reasonably practicable prepare the required Registration Statement, including all exhibits and financial statements required under the Securities Act to be filed therewith and prospectus, and, before filing a Registration Statement or prospectus or any amendments or supplements thereto, (x) furnish to the Common Investors whose Registrable Securities are covered by such Registration Statement, copies of all documents prepared to be filed, which documents shall be subject to the review of such Common Investors and their respective counsel, (y) make such changes in such documents concerning the Common Investors prior to the filing thereof as such Common Investors, or their counsel, may reasonably request and (z) not file any Registration Statement or prospectus or amendments or supplements thereto to which the Common Investors, in such capacity, shall reasonably object;

(ii)    prepare and file with the SEC such amendments and post-effective amendments to such Registration Statement and supplements to the prospectus as may be (x) reasonably requested by any Common Investor with Registrable Securities covered by such Registration Statement, or (y) necessary to keep such Registration Statement effective for the period of time required by this Agreement, and comply with provisions of the applicable securities Laws with respect to the sale or other disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement;

(iii)    notify the Common Investors and (if requested) confirm such notice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (a) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, and when the applicable prospectus or any amendment or supplement thereto has been filed, (b) of any written comments by the SEC, or any request by the SEC or other Governmental Entity for amendments or supplements to such Registration Statement or such prospectus, or for additional information (whether before or after the effective date of the Registration Statement) or any other correspondence with the SEC relating to, or which may affect, the registration, (c) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any Order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final prospectus or the initiation or threatening of any proceedings for such purposes, and (d) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(iv)    as promptly as reasonably practicable notify the Common Investors when the Company becomes aware of the happening of any event as a result of which such Registration Statement or the prospectus included in such Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such prospectus or any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, when any issuer free writing prospectus (as defined in Rule 433 under the Securities Act) relating to an offer of the Registrable Securities includes information that may materially conflict with the information contained in such Registration Statement, or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement or prospectus in order to comply with the Securities Act and, as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to the Common Investors, an amendment or supplement to such Registration Statement or prospectus, which shall correct such misstatement or omission or effect such compliance.

(b)    take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities in accordance with the terms of this Agreement.

(c)    Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6.3(a)(iv), such Investor shall discontinue disposition of any Registrable Securities covered by such Registration Statement or the related prospectus until receipt of the copies of the supplemented or amended prospectus, which supplement or amendment shall, subject to the other applicable provisions of this Agreement, be prepared and furnished as soon as reasonably practicable, or until such Investor is advised in writing by the Company that the use of the applicable prospectus may be resumed, and have received copies of any amended or supplemented prospectus or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in such prospectus (such period during which disposition is discontinued being an “Interruption Period”) and, if requested by the Company, such Investor shall use commercially reasonable efforts to return to the Company all copies then in its possession, of the prospectus covering such Registrable Securities at the time of receipt of such request. As soon as practicable after the Company has determined that the use of the applicable prospectus may be resumed, the Company will notify such Investor thereof. In the event the Company invokes an Interruption Period hereunder and in the sole discretion of the Company the need for the Company to continue the Interruption Period ceases for any reason, the Company shall, as soon as reasonably practicable, provide written notice to each Investor that such Interruption Period is no longer applicable.

Section 6.4    Required Information. The Company may require each Investor to furnish to the Company such information regarding the distribution of such securities and such other information relating to such Investor and its ownership of Registrable Securities as is required to be included in any Registration Statement as the Company may from time to time reasonably request in writing (provided that such information shall be used only in connection with such registration) and the Company may exclude from such registration or sale the Registrable Securities of such Investor if such Investor fails to furnish such information within a reasonable time after receiving such request. Each Investor agrees to furnish such information to the Company and to use commercially reasonable efforts to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement. It is understood and agreed that the obligations of the Company under Article VI are conditioned on the timely provisions of the foregoing information by each Investor and, without limitation of the foregoing, will be conditioned on compliance by each Investor with the following:

(a)    each Investor will, and will cause its Affiliates to, cooperate with the Company in connection with the preparation of the applicable Registration Statement and prospectus and, for so long as the Company is obligated to keep such Registration Statement effective, each Investor will and will cause its Affiliates to, provide to the Company, in writing and in a timely manner, for use in such Registration Statement (and expressly identified in writing as such), all information regarding itself and its Affiliates and such other information as may be required by applicable law to enable the Company to prepare or amend such Registration Statement, any related prospectus and any other documents related to such offering covering the applicable Registrable Securities owned by such Investor and to maintain the currency and effectiveness thereof;

(b)    during such time as such Investor and its Affiliates may be engaged in a distribution of the Registrable Securities, such Investor will, and will cause its Affiliates to, comply with all laws applicable to such distribution, including Regulation M promulgated under the Exchange Act, and, to the extent required by such laws, will, and will cause its Affiliates to, among other things (i) not engage in any stabilization activity in connection with the securities of the Company in contravention of such laws; (ii) distribute the Registrable Securities acquired by them solely in the manner described in the applicable Registration Statement and (iii) if required by applicable law, cause to be furnished to each agent or broker-dealer to or through whom such Registrable Securities may be offered, or to the offeree if an offer is made directly by such Investor or its Affiliates, such copies of the applicable prospectus (as amended and supplemented to such date) and documents incorporated by reference therein as may be required by such agent, broker-dealer or offeree; and

(c)    each Investor shall, and it shall cause its Affiliates to, (i) permit the Company and its representatives to examine such documents and records and will supply in a timely manner any information as they may be reasonably requested to provide in connection with the offering or other distribution of Registrable Securities by such Investor and (ii) execute, deliver and perform under any customary agreements and instruments reasonably requested by the Company or its representatives to effectuate such registered offering, including opinions of counsel (which may include opinions of the in-house counsel of the Investor) and questionnaires.

Section 6.5    Confidentiality. Pending any required public disclosure by the Company and subject to applicable legal requirements and the terms of this Agreement, the Parties will maintain the confidentiality of any MNPI contained in all notices and other communications regarding a prospective sale of securities hereunder; provided that the Company will use its reasonable best efforts to exclude any information in such notices and communications that would reasonably be expected to constitute MNPI and that is not required to be provided pursuant to this Agreement.

Section 6.6    Expenses. All expenses incurred in connection with the Company’s compliance with this Article VI, including all registration and filing fees, printing expenses, the fees and expenses of the independent certified public accountants, the fees and expenses of the Company’s legal counsel, transfer agent’s fees, the expense of qualifying such Registrable Securities under state “Blue Sky” Laws, and, subject to the consent of the Company (not to be unreasonably withheld, conditioned or delayed) reasonable fees and expenses of one firm of attorneys selected by the Common Investors Beneficially Owning at least a majority of the outstanding Registrable Securities, will be borne by the Company.

Section 6.7    Indemnification With Regard To Certain Securities Law Matters.

(a)    Indemnification by the Company. To the extent permitted by applicable law, in the event of any registration under the Securities Act by any Registration Statement pursuant to rights granted in this Agreement of Registrable Securities, or any offering made pursuant thereto, the Company will indemnify and hold harmless each Investor and its officers, directors, managers, employees, limited partners, general partners, equityholders, investment managers, management companies and Affiliates (in each case, in their capacities as such), and each underwriter of such securities and each other Person, if any, who controls such Investor or such underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages, or liabilities (including reasonable legal fees and costs of court) (collectively, “Losses”), joint or several, to which such Investor and its officers, directors, managers, employees, limited partners, general partners, equityholders, investment managers, management companies or Affiliates, or such underwriter or any such controlling Person may become subject under the Securities Act or otherwise, insofar as such Losses (or any actions in respect thereof) (i) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained, on any applicable effective date, in any Registration Statement under which such securities were registered under the Securities Act or any amendment or supplement to any of the foregoing, or which arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus forming a part of such Registration Statement, in the light of the circumstances under which they were made) not misleading, (ii) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in any preliminary prospectus (if used prior to the filing of the final prospectus) or in the final prospectus (as amended or supplemented if the Company shall have filed with the SEC any amendment or supplement to the final prospectus) or any free writing prospectus, or which arise out of or are based upon the omission or alleged omission (if so used) to state a material fact required to be stated in such prospectus or necessary to make the statements in such prospectus, in light of the circumstances in which they were made, not misleading, or (iii) arise out of or are based upon any violation or alleged violation by the Company or any of its Subsidiaries of the Securities Act, the Exchange Act, any state securities law or any rules or regulations thereunder applicable to the

Company or any of its Subsidiaries and relating to action or inaction in connection with any such Registration Statement, disclosure document or other document or report; provided, however, that the Company shall not be liable to such Investor or its respective officers, directors, managers, employees, limited partners, general partners, equityholders, investment managers, management companies and Affiliates or an underwriter or any other Person who controls such Investor or such underwriter in any such case if and to the extent that any such loss, claim, damage, or liability arises out of or is based upon a violation or alleged violation of any state or federal law (including any claim arising out of or based on an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, such amendment or supplement or such prospectus), which occurs in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Investor or such underwriter or their respective Representatives specifically for use therein. This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Investor or any indemnified party and shall survive the transfer of such securities by such Investor and regardless of any indemnity agreed to in the underwriting agreement that is less favorable to such Investor.

(b)    Indemnification by Investor. To the extent permitted by applicable law, each Investor separately (and not jointly or severally) will indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 6.7(a)) the Company, its officers, directors, managers, employees, limited partners, general partners, equityholders, investment managers, management companies and Affiliates (in each case, in their capacities as such), each underwriter of such securities, and each other Person, if any, who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, against any Losses, joint or several, to which the Company and such officers, directors, managers, employees, limited partners, general partners, equityholders, investment managers, management companies or Affiliates or such underwriter or any such controlling Person may become subject under the Securities Act or otherwise, insofar as such Losses (or any actions in respect thereof) (i) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained, on any applicable effective date, in any Registration Statement under which such securities were registered under the Securities Act or any amendment or supplement to any of the foregoing, or which arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus forming a part of such Registration Statement, in the light of the circumstances under which they were made) not misleading or (ii) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in any preliminary prospectus (if used prior to the filing of the final prospectus) or in the final prospectus (as amended or supplemented if the Company shall have filed with the SEC any amendment or supplement to the final prospectus), or which arise out of or are based upon the omission or alleged omission (if so used) to state a material fact required to be stated in such prospectus or necessary to make the statements in such prospectus, in the light of the circumstances under which they were made, not misleading, in the case of each of clauses (i) and (ii), if and to the extent such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Investor or its respective Representatives specifically for use therein; provided, however, that the total amount to be indemnified by such Investor pursuant to this Section 6.7(b) shall be limited to the net proceeds (after deducting underwriters’ discounts and commissions)

received by such Investor in the offering to which such Registration Statement relates; provided, further, that such Investor shall not be liable in any case to the extent that prior to the filing of any such Registration Statement, prospectus or any amendment thereof or supplement thereto, such Investor has furnished in writing to the Company information expressly for use in, and within a reasonable period of time (in any event at least five Business Days) prior to the filing of, such Registration Statement, prospectus or any amendment thereof or supplement thereto which corrected or made not misleading information previously provided by such Investor to the Company. This indemnity shall be in addition to any liability each Investor may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any indemnified party and shall survive the transfer of such securities by such Investor and regardless of any indemnity agreed to in the underwriting agreement that is less favorable to the Company.

(c)    Indemnification Procedures. Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in Section 6.7(a) or Section 6.7(b), the indemnified party will, if a resulting claim is to be made or may be made against an indemnifying party, give written notice to the indemnifying party of the commencement of the action. The failure of any indemnified party to give notice shall not relieve the indemnifying party of its obligations in Section 6.7(a) or Section 6.7(b), as applicable, except to the extent, if any, that the indemnifying party is actually prejudiced by the failure to give notice and then only to such extent. If any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense of the action, and after notice from the indemnifying party to such indemnified party of its election to assume defense of the action, the indemnifying party will not be liable to such indemnified party for any legal or other expenses incurred by the latter in connection with the action’s defense. An indemnified party shall have the right to employ separate counsel in any action or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at such indemnified party’s expense unless (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party and the indemnifying party agrees as part of such authorization to pay such fees and expenses, (ii) the indemnifying party shall have failed within a reasonable period of time to employ counsel reasonably satisfactory to the indemnified party and the indemnified party is or would reasonably be expected to be materially prejudiced by such delay, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include the indemnified party and the indemnifying party and the indemnified party shall have been advised by such counsel that representation of both such indemnifying party and the indemnified party by the same counsel would be inappropriate because of an actual conflict of interest between the indemnifying party and the indemnified party, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to one local counsel for each jurisdiction, if necessary, in the good faith opinion of both counsel for the indemnifying party and counsel for the indemnified party in order to adequately represent the indemnified parties) for all indemnified parties with regard to all claims arising out of similar circumstances; and that all such fees and expenses shall be reimbursed as they are incurred upon written request and presentation of invoices. Whether or not a defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent. No indemnifying party will consent to entry of any judgment or enter into any settlement which (A) does not include as an unconditional term the giving by the claimant or plaintiff, to the indemnified party, of a release from all liability in respect of such claim or litigation, (B) includes an admission of fault, culpability or failure to act by or on behalf of the indemnified party, (C) commits the indemnified party to take, or refrain from taking, any action or (D) involves the imposition of equitable remedies or the imposition of any non-financial obligations on the indemnified party.

(d)    Contribution. If the indemnification required by Section 6.7(a) or Section 6.7(b), as applicable, from the indemnifying party is unavailable to or insufficient to indemnify and hold harmless an indemnified party in respect of any indemnifiable Losses as required by Section 6.7(a) or Section 6.7(b), as applicable, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect (i) the relative benefit received by the indemnifying and indemnified parties from the offering of securities and (ii) if the allocation in clause (i) is not permitted by applicable Law, in such proportion as is appropriate to reflect the relative benefit referred to in clause (i) and also the relative fault of the indemnified and indemnifying parties, in connection with the actions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such indemnifying party or parties, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such action, statement or omission; provided, however, that the total amount to be contributed by each Investor pursuant to this Section 6.7(d) shall be limited to the net proceeds (after deducting underwriters’ discounts and commissions) received by such Investor in the offering to which such Registration Statement relates; provided, further, that such Investor shall not be liable in any case to the extent that prior to the filing of any such Registration Statement, prospectus or any amendment thereof or supplement thereto, such Investor has furnished in writing to the Company information expressly for use in, and within a reasonable period of time (in any event at least five Business Days) prior to the filing of, such Registration Statement, prospectus or any amendment thereof or supplement thereto which corrected or made not misleading information previously provided by such Investor to the Company. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The Company and each Investor agree that it would not be just and equitable if contribution pursuant to this Section 6.7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the prior provisions of this Section 6.7(d). Notwithstanding the provisions of this Section 6.7(d), no indemnifying party shall be required to contribute any amount in excess of the amount by which the total price at which the securities were offered to the public by the indemnifying party exceeds the amount of any damages which the indemnifying party has otherwise been required to pay by reason of an untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such a fraudulent misrepresentation.

(e)    Notwithstanding any other provision of this Agreement, in no event shall any indemnified party be entitled to indemnification pursuant to this Section 6.7 to the extent any Losses were attributable to such indemnified party’s own Fraud, gross negligence or willful misconduct.

Section 6.8    Rules 144 and 144A and Regulation S. For so long as each Investor owns any Registrable Securities, the Company shall use its commercially reasonable efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of such Investor, use commercially reasonable efforts to make publicly available such necessary public information, within the meaning of Rule 144, for so long as necessary to permit sales that would otherwise be permitted by this Agreement pursuant to Rule 144, Rule 144A or Regulation S under the Securities Act, as such rules may be amended from time to time or any similar rule or regulation hereafter adopted by the SEC), and it will use its commercially reasonable efforts to take such further action as such Investor may reasonably request, all to the extent required from time to time to enable such Investor to sell Registrable Securities without Registration under the Securities Act in transactions that would otherwise be permitted by this Agreement and within the limitation of the exemptions provided by (i) Rule 144, Rule 144A or Regulation S under the Securities Act, as such rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. So long as an Investor owns any Registrable Securities, upon the written request of such Investor, the Company will deliver to such Investor a written statement as to whether it has complied with the reporting requirements of the Exchange Act.

ARTICLE VII

GENERAL PROVISIONS

Section 7.1    Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given if delivered personally, sent via electronic facsimile or email (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the Parties at the following addresses (or at such other address for a Party as may be specified by like notice):

(a)	If to the Company:

CenterPoint Energy, Inc.

1111 Louisiana

Houston, Texas 77002

Attention:    Jason M. Ryan

Email: jason.ryan@centerpointenergy.com

with copies (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz LLP

51 West 52nd Street

New York, NY 10019

Attention:      Sabastian V. Niles

DongJu Song

Email:      SVNiles@wlrk.com

DSong@wlrk.com

(b)	If to the Investors:

The notice address for each Investor is included on Schedule A attached hereto.

Section 7.2    Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any Party (whether by operation of Law or otherwise) without the prior written consent of the Company, except that (a) each Investor may assign and transfer, without the prior consent of the Company, its rights pursuant to Article VI (Registration Rights) hereof to a transferee to whom a transfer of Private Placement Shares is permitted pursuant to this Agreement with respect to Private Placement Shares being transferred, and (b) each Investor may grant to a creditor or lender a security interest in and to the Private Placement Shares, the Common Stock and/or its rights pursuant to Article VI (Registration Rights) hereof, and such rights may be further assigned by such creditor or lender. Any assignment in violation of this Section 7.2 shall be void ab initio. This Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any Person any rights or remedies under this Agreement other than the Parties and permitted assigns.

Section 7.3    Prior Negotiations; Entire Agreement. This Agreement (including the exhibits and schedules to and the documents and instruments referred to in this Agreement) constitutes the entire agreement of the Parties and supersedes all prior agreements, arrangements or understandings, whether written or oral, among the Parties (including, with respect to the Investors, any prior agreement between the Company and any of the Investors’ Affiliates) with respect to the subject matter of this Agreement; provided that the terms of the e-mail confidentiality agreement, dated May 4, 2020, between the Company, on the one hand, and Investor, on the other hand, shall survive according to the terms set forth therein.

Section 7.4    Governing Law; Venue; Waiver of Jury Trial.

(a)    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CHOICE OF LAW PROVISIONS WHICH WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION. BY ITS EXECUTION

AND DELIVERY OF THIS AGREEMENT, EACH PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES FOR ITSELF THAT ANY LEGAL ACTION, SUIT, OR PROCEEDING AGAINST IT WITH RESPECT TO ANY MATTER ARISING UNDER OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT RENDERED IN ANY SUCH ACTION, SUIT, OR PROCEEDING, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH OF THE PARTIES IRREVOCABLY ACCEPTS AND SUBMITS ITSELF TO THE EXCLUSIVE JURISDICTION OF SUCH COURT, GENERALLY AND UNCONDITIONALLY, WITH RESPECT TO ANY SUCH ACTION, SUIT OR PROCEEDING. THE PARTIES HEREBY AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING TO AN ADDRESS PROVIDED IN WRITING BY THE RECIPIENT OF SUCH MAILING, OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF AND HEREBY WAIVE ANY OBJECTIONS TO SERVICE ACCOMPLISHED IN THE MANNER HEREIN PROVIDED.

(b)    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 7.4.

Section 7.5    Counterparts. This Agreement may be executed in any number of counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the Parties and delivered to each other Party (including via facsimile or other electronic transmission), it being understood that each Party need not sign the same counterpart.

Section 7.6    Waivers and Amendments; Rights Cumulative; Consent. This Agreement may be amended, restated, modified or changed only upon written consent by the Company and the Investors. Any amendment, restatement, modification or change effected in accordance with this Section 7.6 shall be binding upon the Investors, each transferee or future holder of the Private Placement Shares, and the Company. No delay on the part of any Party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any Party of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement.

Section 7.7    Headings. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

Section 7.8    Specific Performance. Each of the Parties agrees that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that each of the Parties shall be entitled to an injunction or injunctions without the necessity of posting a bond to prevent breaches of this Agreement or to seek to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Unless otherwise expressly stated in this Agreement, no right or remedy described or provided in this Agreement is intended to be exclusive or to preclude a Party hereto from pursuing other rights and remedies to the extent available under this Agreement, at law or in equity.

Section 7.9    Relationship Among Parties.

(a)    Notwithstanding anything herein to the contrary, the duties and obligations of the Investors, on the one hand, and the Company, on the other hand, arising under this Agreement shall be separate (and not joint or several). In addition. no Party shall have any responsibility by virtue of this Agreement for any trading by any other entity. No prior history, pattern, or practice of sharing confidences among or between the Parties shall in any way affect or negate this Agreement. The Parties acknowledge that this Agreement, the Other Common Stock Purchase Agreements and the Preferred Stock Purchase Agreements do not constitute an agreement, arrangement, or understanding with respect to acting together for the purpose of acquiring, holding, voting, or disposing of any equity securities of the Company. The Company acknowledges and each Investor confirms that it has independently participated in the negotiation of the transactions contemplated under this Agreement with the advice of counsel and advisors.

(b)    It is understood and agreed that the Investors do not have any duty of trust or confidence in any form with the Company, or any of the Company’s other stakeholders and, except as expressly provided in this Agreement, there are no agreements, commitments or undertakings by, among or between any of them with respect to the subject matter hereof.

Section 7.10    Tax Forms. If the Company (or its agent) determines in its reasonable discretion that it is necessary or appropriate to request Internal Revenue Service Form W-9, W-8BEN, W-8BEN-E, W-8ECI, W-8IMY (and attachments thereto), or any successors thereto (“Tax Forms”) to determine its tax reporting and withholding obligations, if any, each Investor shall promptly provide, solely to the extent legally entitled to do so, such duly completed Tax Forms to the Company (or its agent), and the Company (or its agent) shall be entitled to rely on such forms in determining its tax reporting and withholding obligations, if any. If any Tax

Form previously delivered expires or becomes obsolete or inaccurate in any respect, such Investor shall promptly update such Tax Form or promptly notify the Company in writing of its legal inability to do so.

Section 7.11    Survival.

(a)    The representations and warranties of the Company and each Investor shall survive the Closing until the expiration of the applicable statute of limitations, and shall then expire. Notwithstanding the preceding sentence, any claim for breach of the representations and warranties of the Company and each Investor, respectively, that is brought under this Agreement shall survive the time at which it would otherwise have expired if written notice containing good-faith allegation of the inaccuracy thereof giving rise to such claim shall have been given to the other Party prior to such time.

(b)    Except in the case of Fraud, the exclusive remedy for any Party and its Affiliates, for any claim arising out of an alleged breach of the representations and warranties contained herein will be to bring a claim for a breach of contract in respect of such representations and warranties, to the extent permitted under this Agreement; provided that in no event shall any Party have any liability hereunder for any exemplary, punitive or similar damages, or for any loss of future revenue, profits or income, or for damages measured as a multiple of earnings, revenue or any other performance metric, except for any such damages to the extent actually awarded by a court of competent jurisdiction and paid to a third party.

[Signature pages follow.]

IN WITNESS WHEREOF, the undersigned Parties have duly executed this Agreement as of the date first above written.

CENTERPOINT ENERGY, INC.

By:	/s/ John W. Somerhalder II
	Name:	John W. Somerhalder II
	Title:	Interim President and Chief Executive Officer

[Signature page to Common Stock Purchase Agreement]

INVESTORS

MFS Series Trust I - MFS Core Equity Fund

By: Massachusetts Financial Services Company, its investment advisor or subadvisor

By:	/s/ Kevin Beatty
	Name:	Kevin Beatty
	Title:	As authorized representative and not individually

MFS Variable Insurance Trust II - MFS Core Equity Portfolio

By: Massachusetts Financial Services Company, its investment advisor or subadvisor

By:	/s/ Kevin Beatty
	Name:	Kevin Beatty
	Title:	As authorized representative and not individually

MFS Series Trust XV - MFS Global Alternative Strategy Fund

By: Massachusetts Financial Services Company, its investment advisor or subadvisor

By:	/s/ Kevin Beatty
	Name:	Kevin Beatty
	Title:	As authorized representative and not individually

[Signature page to Common Stock Purchase Agreement]

The assets of JNL/MFS Mid Cap Value Fund advised by Massachusetts Financial Services Company

By: Massachusetts Financial Services Company, its investment advisor or subadvisor

By:	/s/ Kevin Beatty
	Name:	Kevin Beatty
	Title:	As authorized representative and not individually

MFS Series Trust XI - MFS Mid Cap Value Fund

By: Massachusetts Financial Services Company, its investment advisor or subadvisor

By:	/s/ Kevin Beatty
	Name:	Kevin Beatty
	Title:	As authorized representative and not individually

The assets of Seasons Series Trust - Mid Cap Value Portfolio advised by Massachusetts Financial Services Company

By: Massachusetts Financial Services Company, its investment advisor or subadvisor

By:	/s/ Kevin Beatty
	Name:	Kevin Beatty
	Title:	As authorized representative and not individually

[Signature page to Common Stock Purchase Agreement]

MFS Variable Insurance Trust III - MFS Mid Cap Value Portfolio

By: Massachusetts Financial Services Company, its investment advisor or subadvisor

By:	/s/ Kevin Beatty
	Name:	Kevin Beatty
	Title:	As authorized representative and not individually

MFS Series Trust VI - MFS Utilities Fund

By: Massachusetts Financial Services Company, its investment advisor or subadvisor

By:	/s/ Kevin Beatty
	Name:	Kevin Beatty
	Title:	As authorized representative and not individually

MFS Variable Insurance Trust - MFS Utilities Series

By: Massachusetts Financial Services Company, its investment advisor or subadvisor

By:	/s/ Kevin Beatty
	Name:	Kevin Beatty
	Title:	As authorized representative and not individually

[Signature page to Common Stock Purchase Agreement]

Schedule A

Investor	Notice Address	Amount of Private Placement Shares Purchased pursuant to this Agreement	Purchase Price
MFS Series Trust I - MFS Core Equity Fund	MFS Investment Management Attention: Christopher Frier Email: cfrier@mfs.com With a copy (which shall not constitute notice) to: MFS Investment Management Attention: Daniel Finegold Email: dfinegold@mfs.com	208,699	$3,355,879.92

MFS Variable Insurance Trust II - MFS Core Equity Portfolio	MFS Investment Management Attention: Christopher Frier Email: cfrier@mfs.com With a copy (which shall not constitute notice) to: MFS Investment Management Attention: Daniel Finegold Email: dfinegold@mfs.com	11,576	$186,142.08

A-1

MFS Series Trust XV - MFS Global Alternative Strategy Fund	MFS Investment Management Attention: Christopher Frier Email: cfrier@mfs.com With a copy (which shall not constitute notice) to: MFS Investment Management Attention: Daniel Finegold Email: dfinegold@mfs.com	1,266	$20,357.28

JNL/MFS Mid Cap Value Fund	MFS Investment Management Attention: Christopher Frier Email: cfrier@mfs.com With a copy (which shall not constitute notice) to: MFS Investment Management Attention: Daniel Finegold Email: dfinegold@mfs.com	238,345	$3,832,587.60

MFS Series Trust XI - MFS Mid Cap Value Fund	MFS Investment Management Attention: Christopher Frier Email: cfrier@mfs.com With a copy (which shall not constitute notice) to: MFS Investment Management Attention: Daniel Finegold Email: dfinegold@mfs.com	1,532,649	$24,644,995.92

A-1

Seasons Series Trust - Mid Cap Value Portfolio	MFS Investment Management Attention: Christopher Frier Email: cfrier@mfs.com With a copy (which shall not constitute notice) to: MFS Investment Management Attention: Daniel Finegold Email: dfinegold@mfs.com	11,287	$181,494.96

MFS Variable Insurance Trust III - MFS Mid Cap Value Portfolio	MFS Investment Management Attention: Christopher Frier Email: cfrier@mfs.com With a copy (which shall not constitute notice) to: MFS Investment Management Attention: Daniel Finegold Email: dfinegold@mfs.com	52,704	$847,480.32

MFS Series Trust VI - MFS Utilities Fund	MFS Investment Management Attention: Christopher Frier Email: cfrier@mfs.com With a copy (which shall not constitute notice) to: MFS Investment Management Attention: Daniel Finegold Email: dfinegold@mfs.com	1,783,557	$28,679,596.56

A-1

MFS Variable Insurance Trust - MFS Utilities Series	MFS Investment Management Attention: Christopher Frier Email: cfrier@mfs.com With a copy (which shall not constitute notice) to: MFS Investment Management Attention: Daniel Finegold Email: dfinegold@mfs.com	657,518	$10,572,889.44

Total		4,497,601	$72,321,424.08

A-1